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                                    EXHIBIT 5





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                            POYNER & SPRUILL, L.L.P.
                                Attorneys at Law
                              3600 Glenwood Avenue
                          Raleigh, North Carolina 27612
                                  919/783-6400
                                Fax: 919/783-1075

                               September 17, 1996



Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina  27804

Gentlemen:

         This opinion is rendered for use in connection with the Registration Statement on Form S-8, prescribed pursuant to the Securities Act of 1933, filed by Centura Banks, Inc. (the "Company") with the Securities and Exchange Commission, under which 500,000 shares of the Company's common stock, no par value per share (the "Common Stock"), are to be registered.

         As counsel to the Company, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company's Restated Articles of Incorporation and By-laws, both as amended to date, and the record of proceedings of the shareholders and directors of the Company. Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of North Carolina.

         2. When the Registration Statement shall have become effective and up to 500,000 shares of the Common Stock to be originally issued for sale shall have been originally issued and sold under the terms set forth in the Registration Statement, such shares will be legally and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this Opinion as Exhibit 5 and 24 to the Registration Statement and to the reference to our name in the Registration Statement.

                                                     Very truly yours,

                          /s/ POYNER & SPRUILL, L.L.P.